Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 12 to Registration Statement No. 333-178727 on Form S-1 of our report dated April 16, 2013 (May 24, 2013 as to Note 10 and June 17, 2013 as to the effects of the 103 for 1 stock split described in Note 1) relating to the financial statements of Gogo Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 17, 2013